                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                DECEMBER 4, 1999
                                 Date of Report
                        (Date of earliest event reported)

                          INTERNATIONAL INTERNET, INC.
             (Exact name of registrant as specified in its charter)

                         6413 CONGRESS AVENUE, SUITE 240
                              BOCA RATON, FL 33487
                    (Address of principal executive offices)

                                 (561) 988-2334
                         (Registrant's telephone number)

                               CAPROCK CORPORATION
                              1504 "R" STREET N.W.
                             WASHINGTON, D.C. 20009
                        (Former name and former address)

DELAWARE                         0-26415            52-2175532
(State or other jurisdiction     (Commission        (IRS Employer
of incorporation)                File Number)       Identification No.)

ITEM 7.   FINANCIAL STATEMENS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          The audited financial statements of the acquired business, International Internet, Inc. and Subsidiaries, together with the audit report of Harmon & Company, CPA, Inc. is attached hereto as Exhibit 1.

     (b)  PRO FORMA FINANCIAL INFORMATION

          On November 26, 1999, International Internet, Inc., a Delaware corporation ("IINN"), acquired 100% of the issued and outstanding stock of Caprock Corporation, a Delaware corporation ("Registrant"), in exchange for 500,000 IINN common shares. As a result of IINN's 100% ownership of the Registrant, the Board of Directors of IINN, on December 1, 1999, by unanimous written consent, elected to merge the Registrant into IINN pursuant to Section 253 of Delaware's General Corporate Laws. As a result of the merger, IINN will be the surviving company.

          The pro forma exhibits include a combining consolidated balance sheet as of September 30, 1999 that reflects the effect of the stock issued in the acquisition. The acquisition has been accounted for as an issuance of IINN common stock in exchange for the net monetary assets of Caprock, accompanied by a recapitalization. In addition, two combining pro forma consolidated statements of operations are included which present income (loss) from operations for the nine months ended September 30, 1999 and the year ended December 31, 1998.

     (c)  EXHIBITS

          (1) Audited financial statements of International Internet, Inc. as of December 31, 1998 and 1997 and for the periods then ended
          (2) Unaudited financial statements of International Internet, Inc. as of September 30, 1999 and for the three and nine months then ended
          (3) (a) Pro forma combined consolidated balance sheet as of September 30, 1999
              (b) Pro forma combined consolidated statement of operations for the year ended December 31, 1998
              (c) Pro forma combined consolidated statement of operations for the nine months ended September 30, 1999
          (4) Consent of Harmon & Company, CPA, Inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               INTERNATIONAL INTERNET, INC.



                               By:  /s/ Gary Schultheis
                                    ------------------------------------
                                    Gary Schultheis, President and
                                    Principal Accounting Officer



Date:          February 1, 2000